EXHIBIT 99.1
N  e  w  s     R  e  l  e  a  s  e

Contact: Scott W. Holmes, Executive Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES FIRST QUARTER RESULTS
     NASHVILLE, Tennessee May 5, 2008 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2008. Revenues for the first quarter of 2008 totaled $55.0 million, compared with the prior year’s $52.6 million. Income from continuing operations for the first quarter of 2008 totaled $5.7 million, compared with the prior year’s $2.7 million.
     In the first quarter of 2007, the Company recorded a $30.4 million gain related to the disposal of its senior living assets. The comparability of reported revenues and income from continuing operations for the first quarter of 2008 and 2007 is not impacted by the disposition of the senior living assets because the operations of the divested assets are classified in discontinued operations in the Condensed Consolidated Statements of Income for both periods. However, the period-over-period comparisons of net income, net income per share, funds from operations, and funds from operations per share are impacted by the reduced asset base and the gain on sale in 2007. Net income for the first quarter of 2008 was $6.8 million, or $0.13 per diluted common share, versus $36.3 million, or $0.76 per diluted common share, for the first quarter of 2007.
     Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and is comprised primarily of net income and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Also, the gain on the senior living disposition in 2007 is excluded from FFO and FFO per share. FFO totaled $19.4 million, or $0.39 per diluted common share, for the first quarter ended March 31, 2008, compared with $20.3 million, or $0.43 per diluted common share, for the same period in 2007.
     Funds available for distribution for the first quarter of 2008 totaled $0.44 per diluted common share.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $1.8 billion in 186 real estate properties and mortgages as of March 31, 2008, excluding assets classified as held for sale and including investments in three unconsolidated limited liability companies. The Company’s 179 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 24 states, totaling approximately 11.0 million square feet. The Company provides property management services to approximately 7.3 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors,” and as may be updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
REVENUES
Master lease rent	$16,268	$15,691
Property operating	34,039	31,540
Straight-line rent	(64)	61
Mortgage interest	525	352
Other operating	4,237	4,997

	55,005	52,641
EXPENSES
General and administrative	6,045	6,175
Property operating	19,028	17,985
Bad debts, net of recoveries	218	5
Interest	11,286	13,514
Depreciation	12,181	10,813
Amortization	594	1,415

	49,352	49,907

INCOME FROM CONTINUING OPERATIONS	5,653	2,734

DISCONTINUED OPERATIONS (2)
Income from discontinued operations	538	6,013
Impairments	(29)	(2,792)
Gain on sales of real estate properties	637	30,389

INCOME FROM DISCONTINUED OPERATIONS	1,146	33,610

NET INCOME	$6,799	$36,344

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.11	$0.06

Discontinued operations per common share	$0.03	$0.72

Net income per common share	$0.14	$0.78

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.11	$0.06

Discontinued operations per common share	$0.02	$0.70

Net income per common share	$0.13	$0.76

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	49,413,058	46,547,152

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	50,407,119	47,598,736

(1)	The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the Company reports real estate properties and related assets and liabilities to be sold as held for sale and includes the results of operations of real estate properties sold or held for sale in discontinued operations on the Company’s Condensed Consolidated Statements of Income. During 2007, the Company sold its senior living assets portfolio resulting in a $30.4 million gain recorded in the first quarter of 2007. Also, during 2007, the Company recorded an impairment charge on four properties classified as held for sale.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$6,799	$36,344
Non-cash items:
Depreciation and amortization — real estate	12,731	14,005
Depreciation and amortization — other	388	569
Provision for bad debts, net of recoveries	217	5
Impairments	29	2,792
Straight-line rent receivable	64	(61)
Straight-line rent liability	43	810
Equity in losses from unconsolidated LLCs	264	97
Consolidated losses from variable interest entities	—	206
Stock-based compensation	1,296	1,712
Provision for deferred post-retirement benefits	836	516
Other non-cash items	306	45

Total non-cash items	16,174	20,696

Other items:
Accounts payable and accrued liabilities	3,779	1,725
Other liabilities	(734)	172
Other assets	6,374	(69)
Gain on sales of real estate properties	(637)	(30,389)

Total other items	8,782	(28,561)

Net cash provided by operating activities	31,755	28,479

Cash flows from investing activities:
Acquisition and development of real estate properties	(19,560)	(17,806)
Funding of mortgages and notes receivable	(1,265)	(3,926)
Distributions received from unconsolidated LLCs	423	262
Proceeds from sales of real estate	3,415	110,205
Proceeds from mortgage and notes receivable repayments	36	13,007

Net cash provided by (used in) investing activities	(16,951)	101,742

Cash flows from financing activities:
Borrowings on notes and bonds payable	26,000	72,839
Repayments on notes and bonds payable	(18,907)	(169,873)
Dividends paid	(19,533)	(31,563)
Proceeds from issuance of common stock	185	273
Common stock redemption	—	(14)

Net cash used in financing activities	(12,255)	(128,338)

Increase in cash and cash equivalents	2,549	1,883
Cash and cash equivalents, beginning of period	8,519	1,950

Cash and cash equivalents, end of period	$11,068	$3,833

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net Income	$6,799	$36,344

Gain on sales of real estate properties	(637)	(30,389)
Real estate depreciation and amortization	13,273	14,371

Total adjustments	12,636	(16,018)

Funds From Operations — Basic and Diluted	$19,435	$20,326

Funds From Operations Per Common Share — Basic	$0.39	$0.44

Funds From Operations Per Common Share — Diluted	$0.39	$0.43

Weighted Average Common Shares Outstanding — Basic	49,413,058	46,547,152

Weighted Average Common Shares Outstanding — Diluted	50,407,119	47,598,736

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (1):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
March 31, 2008
Net Income	$6,799

Gain on sales of real estate properties	(637)
Total non-cash items included in cash flows from operating activities (2)	16,174

Funds Available For Distribution	$22,336

Funds Available For Distribution Per Common Share - Diluted	$0.44

Weighted Average Common Shares Outstanding — Diluted	50,407,119

(1)	Funds From Operations (“FFO”) and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(2)	See Condensed Consolidated Statements of Cash Flows that is included in this earnings release.

4